UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011 (May 25, 2011)

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33112	22-3774845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23rd Floor, Building A, Galaxy Century Building
3069 Caitan Road
Futian District, Shenzhen, 518026
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 755 2655-3152
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01          Change in Registrant’s Certifying Accountant

On May 19, 2011, Diguang International Development Co., Ltd. (the “Company”) engaged Albert Wong & Co. as its new independent registered public accounting firm for the fiscal year ending December 31, 2011 (“New Auditor”).  The engagement of the New Auditor was approved by the Audit Committee of the Company.

The Company has not consulted with the New Auditor during its two most recent fiscal years or during any subsequent interim period through May 19, 2011 regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report was provided to the Company nor was oral advice provided that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diguang International Development Co., Ltd.

Date: May 25, 2011	By:	/s/ Song Yi
Song Yi
Chairman and Chief Executive Officer

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